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                                                                    EXHIBIT 99.1


(CENTERPOINT ENERGY LOGO)                           For more information contact
                                                    MEDIA:
                                                    LETICIA LOWE
                                                    Phone    713.207.7702
                                                    INVESTORS:
                                                    MARIANNE PAULSEN
                                                    Phone    713.207.6500


FOR IMMEDIATE RELEASE                                                Page 1 of 2
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                CENTERPOINT ENERGY GAS TRANSMISSION COMPANY SIGNS
              PRECEDENT AGREEMENT WITH XTO TO TRANSPORT NATURAL GAS
        CEGT TO CONSTRUCT NEW PIPELINE FROM EAST TEXAS TO PERRYVILLE HUB

         HOUSTON - OCT. 25, 2005 - CenterPoint Energy, Inc. (NYSE: CNP) announced that its indirect, wholly-owned interstate natural gas pipeline subsidiary, CenterPoint Energy Gas Transmission Company (CEGT), executed a definitive Precedent Agreement with XTO Energy Inc. (NYSE: XTO) for CEGT to transport approximately 600 million cubic feet per day of XTO's natural gas production for ten years. To fulfill the requirements of the Agreement, CEGT will construct a new 168-mile pipeline between Carthage, Texas and its Perryville Hub in northeast Louisiana. The $375 million pipeline will have an initial design capacity of approximately one billion cubic feet per day. The pipeline could be in service as early as the winter of 2006-2007.

         "This new pipeline will add significant capacity to the region, thereby bringing additional gas supplies to the marketplace," said David M. McClanahan, president and chief executive officer of CenterPoint Energy. "This project is a natural complement to our existing pipelines business and an important element of our growth strategy."

         "XTO Energy continues to grow production volumes across its north and east Texas operations. All the while, our natural gas marketing team is prudently managing for the best opportunities in infrastructure and economics," noted Vaughn O. Vennerberg II, senior executive vice president and chief of staff of XTO Energy. "This Agreement is another step in securing the firm transportation needed to access the compelling markets of the eastern U.S."

         "We are pleased that CenterPoint Energy will have the opportunity to transport XTO's significant production volumes from northeast Texas to our Perryville Hub," said Byron Kelley, president and COO of CenterPoint Energy's pipeline group. "We believe the superior value proposition represented by our Perryville Hub, which provides excellent liquidity and access to numerous markets in the Midwest and Northeast, was key to ultimately executing this agreement.

         "We are aggressively developing the engineering, permitting, and other elements required for a FERC application and believe that by working cooperatively with the FERC, we can have these facilities in place to provide this much needed gas to the market for the 2006-2007 winter season," said Kelley.
                                     -more-


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(CENTERPOINT ENERGY LOGO)                           For more information contact
                                                    MEDIA:
                                                    LETICIA LOWE
                                                    Phone    713.207.7702
                                                    INVESTORS:
                                                    MARIANNE PAULSEN
                                                    Phone    713.207.6500


FOR IMMEDIATE RELEASE                                                Page 2 of 2
--------------------------------------------------------------------------------

         In the near future, CEGT will hold an open season to solicit interest in the project's remaining capacity. CEGT will also evaluate an extension of the project to gain incremental access to pipelines primarily serving southeastern markets.

         CenterPoint Energy, Inc. headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission and distribution, natural gas distribution and sales, interstate pipeline and gathering operations. The company serves nearly five million metered customers in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma, and Texas. Assets total approximately $16 billion. With more than 9,000 employees, CenterPoint Energy and its predecessor companies have been in the business for more than 130 years. For more information, visit the Web site at www.CenterPointEnergy.com.

         This news release includes forward-looking statements. Actual events and results may differ materially from those projected. The statements in this news release regarding future events and other statements that are not historical facts are forward-looking statements. Factors that could affect actual results include the financial performance of CenterPoint Energy, the timing and impact of future regulatory decisions, and other factors discussed in CenterPoint Energy's and its subsidiaries Form 10-Ks for the period ended Dec. 31, 2004, and Form 10-Qs for the periods ended March 31, 2005 and June 30, 2005, and other filings with the Securities and Exchange Commission.

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